Exhibit 99.5

Execution Copy

SCHEDULE

to the

1992 ISDA Master Agreement

(Multicurrency-Cross Border)

dated as of

March 20, 2008

between

WACHOVIA BANK, NATIONAL ASSOCIATION,

a national banking association

(“Party A”)

and

WORLD OMNI AUTO RECEIVABLES TRUST 2008-A,

a Delaware statutory trust

(“Party B”)

Reference is made to that certain Indenture dated as of March 20, 2008 (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”) between Party B as the Issuer thereunder and The Bank of New York as Indenture Trustee, and to that certain Sale and Servicing Agreement dated as of March 20, 2008 (as amended, modified or supplemented from time to time in accordance with its terms, the “Sale and Servicing Agreement”) among Party B, World Omni Auto Receivables LLC, as depositor, and World Omni Financial Corporation, as servicer.

Part 1

Termination Provisions

In this Agreement:

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii), Section 5(b)(iv),	Not Applicable Not Applicable Not Applicable Not Applicable

in relation to Party B for the purpose of:

Section 5(a)(v), Section 5(a)(vi), Section 5(a)(vii), Section 5(b)(iv),	Not Applicable Not Applicable Not Applicable Not Applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	Application of Events of Default. The provisions of Section 5(a) of this Agreement will apply to Party A and Party B as follows:

Section 5(a)	Party A	Party B
(i) “Failure to Pay or Deliver”	Applicable (but only to the extent described below in Part 1(d)(i)).	Applicable.

(ii) “Breach of Agreement”	Applicable (but only to the extent described below in Part 1(d)(ii)).	Not Applicable.

(iii) “Credit Support Default”	Applicable (but only to the extent described below in Part 1(d)(iii)).	Applicable (but only to the extent described below in Part 1(d)(iii)).

(iv) “Misrepresentation”	Applicable.	Not Applicable.

(v) “Default Under Specified Transaction”	Not Applicable.	Not Applicable.

(vi) “Cross Default”	Applicable.	Not Applicable.

(vii) “Bankruptcy”	Applicable.	Applicable (except as provided below in Part 1(d)(iv)).

(viii) “Merger Without Assumption”	Applicable.	Applicable.

(d)	(i) Section 5(a)(i) will apply to Party A; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A)(i) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B)(i) an S&P Second Trigger Ratings Event has occurred and been continuing for 10 or more Local Business Days and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(ii) Section 5(a)(ii) will apply to Party A; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(ii) unless (A) (i) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B) (i) an S&P Second Trigger Ratings Event has occurred and been continuing for 10 or more Local Business Days and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iii) Section 5(a)(iii)(1) will apply solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex between Party A and Party B in relation to this Agreement. Notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A)(i) a Moody’s Second Trigger Ratings Event has occurred and been continuing for 30 or more Local Business Days and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A, or (B)(i) an S&P Second Trigger Ratings Event has occurred and been continuing for 10 or more Local Business Days and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iv) Section 5(a)(vii) will apply to Party B; provided that clauses (2), (7) and (9) thereof shall not apply with respect to Party B, provided further that clause (4) shall not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates, and to the extent that it applies, clause (4) shall be amended by replacing “30 days” in clause (b) thereof with “60 days”, provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Basic Documents or (ii) any appointment to which Party B has not become subject, and provided further that clause (8) shall apply to Party B to the extent that such clause (8) relates to clauses (1), (3), (4) as amended, (5) and (6) (except to the extent that such provisions are not applied to Party B).

“Specified Indebtedness” will have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of a party’s ordinary banking business.

“Threshold Amount” means, with respect to Party A, (x) 3% of Wachovia Bank, National Association’s “Total Equity Capital” as described in its most recently published Call Report, or (y) if Party A is not Wachovia Bank, National Association, 3% of the Shareholders’ Equity (exluding deposits) of any other applicable Relevant Entity (as such term is defined below).

“Call Report” means a “Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Officers” of Wachovia Bank, National Association, filed with Federal Deposit Insurance Corporation on a quarterly basis or, if such form is not required to be filed, such other comparable form applicable to Wachovia Bank, National Association from time to time.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(e)	Application of Events of Termination Events. The provisions of Section 5(b) of this Agreement will apply to Party A and Party B as follows:

Section 5(b)	Party A	Party B
(i) “Illegality”	Applicable.	Applicable.

(ii) “Tax Event”	Applicable.	Applicable (but only to the extent described in Part 1(f) below).

(iii) “Tax Event Upon Merger”	Applicable (as modified by Part 1(g) below).	Applicable.

(iv) “Credit Event Upon Merger”	Not Applicable.	Not Applicable.

(f)	Section 5(b)(ii) will apply, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(g)	Notwithstanding Section 5(b)(iii), Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(h)	Section 6(b)(ii) (Transfer to Avoid Termination Event) will apply, provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted.

(i)	The “Automatic Early Termination” provision of Section 6(a) will not apply to either Party A or to Party B.

(j)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination due only to an Event of Default in which Party A is the Defaulting Party or the sole Affected Party with respect to an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6(e) of this Agreement, the following amendment to this Agreement as set forth in paragraphs (i) to (viii) below shall apply:

(i) The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.”

(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B based on information provided by the Reference Market-Maker) equal to:

a)	if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

b)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Eligible Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

c)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Eligible Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iii) In determining whether or not a Firm Offer satisfies the condition in clause (4) of Market Quotation, Party B shall act in a commercially reasonable manner.

(iv) Party B undertakes its commercially reasonable efforts to obtain at least one Market Quotation before the Early Termination Date.

(v) Party B will be deemed to have discharged its obligations under (iv) above if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated.

(vi) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its commercially reasonable efforts to do so before the Early Termination Date.

(vii) Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii).

(viii) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted against any amount payable by Party B under (1).”

(ix) At any time on or before the Early Termination Date at which two or more Market Quotations from Eligible Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(k)	“Termination Currency” means United States Dollars.

(l)	Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(m)	Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

(i) The acceleration of the Notes following the occurrence of an “Event of Default” under the Indenture occurs (provided such acceleration has not been rescinded pursuant to Section 5.02 thereof), and the sale or liquidation of the Collateral commences under Article V of the Indenture. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.

(ii) An amendment and/or supplement to the Indenture (or any other Basic Document) is made without the prior written consent of Party A (to the extent such consent is required), (1) if such amendment and/or supplement would: (x) modify Party A’s status as a secured party with respect to the Collateral or (y) modify Party A’s priority with respect to the distribution of amounts provisions set forth in the Indenture and the Sale and Servicing Agreement, or (2) to the extent such consent is required pursuant to the Swap Counterparty Rights Agreement (such consent not to be unreasonably withheld or delayed), if such amendment and/or supplement would: (a) materially and adversely affect any of Party A’s rights or obligations under this Agreement, or (b) materially modify the obligations of, or materially impact the ability of, Party B to fully perform any of Party B’s obligations under this Agreement; provided, however, that it shall not be an Additional Termination Event where such amendment or modification involves the appointment of any successor trustee or servicer pursuant to the terms of the Basic Documents. For purposes of Section 6 of this Agreement, Party B shall be the sole Affected Party.

(iii) Downgrade of Party A. The following shall constitute Additional Termination Events in which Party A is the sole Affected Party:

(A) First Trigger Ratings Event. A First Trigger Ratings Event with respect to any Relevant Rating Agency has occurred and is continuing, and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.

(B) Moody’s Downgrade. (1) A Moody’s Second Trigger Ratings Event has occurred and is continuing, (2) 30 Local Business Days or more have elapsed since such Moody’s Second Trigger Rating Event first occurred, and (3) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation and which remains capable of becoming legally binding upon acceptance; or

(C) S&P Downgrade. Either (1) (a) An S&P Second Trigger Ratings Event has occurred and is continuing, (b) 10 Local Business Days or more have elapsed since such S&P Second Trigger Ratings Event first occurred, and (c) Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex or (2) An S&P Second Trigger Ratings Event has occurred and is continuing and 60 calendar days or more have elapsed since such S&P Second Trigger Ratings Event first occurred.

(D) Second Trigger Ratings Event Remedies. If a Second Trigger Ratings Event with respect to Moody’s or S&P has occurred and is continuing, Party A will, at its own cost, use commercially reasonable efforts, as soon as reasonably practicable, but in any event no later than 60 calendar days since an S&P Second Trigger Ratings Event first occurred, (A) to obtain an Eligible Guarantee in respect of all of Party A’s obligations under this Agreement from a guarantor that has ratings at least equal to the Second Trigger Ratings Threshold with respect to all Relevant Rating Agencies or (B) to effect a transfer in accordance with Section 7 of this Agreement.

(iv) Additional Definitions.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and that is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to each Relevant Rating Agency other than Moody’s, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to deduction or withholding for Tax and such opinion has been delivered to Moody’s, (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to deduction or withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any tax) will equal the full amount Party B would have received had no such deduction or withholding been required or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

“Eligible Replacement” means an entity that could lawfully perform the obligations owing to Party B under this Agreement or its replacement (as applicable) (A) (I) that has credit ratings from Moody’s (if Moody’s is a Relevant Rating Agency) at least equal to the Second Trigger Ratings Threshold with respect to Moody’s or (II) the present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody’s at least equal to the Second Trigger Ratings Threshold with respect to Moody’s, and (B) (I) that has credit ratings from S&P (if S&P is a Relevant Rating Agency) at least equal to the Second Trigger Ratings Threshold with respect to S&P or (II) the present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P at least equal to the Second Trigger Ratings Threshold with respect to S&P.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“First Trigger Ratings Event” means that no Relevant Entity has credit ratings from each Relevant Rating Agency at least equal to the First Trigger Ratings Threshold with respect to such Relevant Rating Agency.

“First Trigger Ratings Threshold” means, with respect to an entity and a Relevant Rating Agency, such entity has the ratings specified in the table below:

	If the Relevant Entity has both long-term and short-term ratings from the Relevant Rating Agency, ratings of:	If the Relevant Entity has no short-term rating from the Relevant Rating Agency, a long-term rating of:
Moody’s:	P-1 and A2	A1

S&P (only if the Relevant Entity is a Financial Institution):	a short-term rating of A-1 or above	A+ or above

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the First Trigger Ratings Threshold with respect to Moody’s.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Second Trigger Ratings Threshold with respect to Moody’s.

“Relevant Rating Agency” means each of Moody’s and S&P to the extent that each such rating agency is then providing a rating for the Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

“Second Trigger Ratings Event” means, with respect to a Relevant Rating Agency, that no Relevant Entity has credit ratings from such Relevant Rating Agency at least equal to the Second Trigger Ratings Threshold with respect to such Relevant Rating Agency.

“Second Trigger Ratings Threshold” means, with respect to an entity and a Relevant Rating Agency, such entity has the ratings specified in the table below:

	If the Relevant Entity has both long-term and short-term ratings from the Relevant Rating Agency, ratings of:	If the Relevant Entity has no short-term rating from the Relevant Rating Agency, a long-term rating of:
Moody’s:	P-2 and A3	A3

S&P (only if the Relevant Entity is a Financial Institution)	a short-term rating of A-2	A, A- or BBB+

S&P (only if the Relevant Entity is not a Financial Institution)	a short-term rating of A-1 or above	A+ or above

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P First Trigger Ratings Event” means that no Relevant Entity has credit ratings from S&P at least equal to the First Trigger Ratings Threshold with respect to S&P.

“S&P Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from S&P at least equal to the Second Trigger Ratings Threshold with respect to S&P.

Part 2

Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:

(i) The following representation applies to Party A:

(1)	With respect to payments made to Party A which are not effectively connected to the U.S.:

It is a non-U.S. branch of a foreign person for U.S. federal income tax purposes; and

(2)	With respect to payments made to Party A which are effectively connected to the U.S.:

Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the U.S.

(ii) The following representation applies to Party B: Party B is a statutory trust created under and governed by the laws of Delaware and is a “United States person” as such term is defined in Section 7701(a)(30) of the Code.

Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents as applicable:

(a)	Tax forms, documents or certificates to be delivered are:

Party Required to deliver Document	Form/Document/Certificate	Date by which to Delivered
Party A.	An executed U.S. Internal Revenue Service Form W-9 (or any successor thereto).	(i) Before the first Payment Date under this Agreement, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such form previously provided to such party has become obsolete or incorrect.

Party B.	An executed U.S. Internal Revenue Service Form W-9 (or any successor thereto).	(i) Before the first Payment Date under this Agreement, (ii) promptly upon reasonable demand by the other party and (iii) promptly upon learning that any such form previously provided to such party has become obsolete or incorrect.

(b)	Other documents to be delivered are:

Party Required to deliver Document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d) Representation
Party A and Party B.	Incumbency certificate or other documents evidencing the authority of the party entering into this Agreement or any other document executed in connection with this Agreement.	Concurrently with the execution of this Agreement or of any other documents executed in connection with this Agreement.	Yes.

Party B.	An executed copy of the Indenture and/or any other Basic Document.	Within 30 days after the date of this Agreement.	Yes.

Party A and Party B.	Legal opinion from counsel concerning due authorization, enforceability and related matters, addressed to the other party and reasonably acceptable to such other party.	Concurrently with the execution of this Agreement.	No.

Part 4

Miscellaneous

(a)	Addresses for Notices: For the purpose of Section 12(a) of this Agreement:

(i)	Address for notices or communications to Party A:

Wachovia Bank, National Association

301 South College, DC-8

Charlotte, NC 28202-0600

Attention: Derivatives Documentation Group (Structured Products)

Facsimile No.: (704) 383-0575

Telephone No.: (704) 383-8778

(For all purposes).

(ii)	Address for notices or communications to Party B:

World Omni Auto Receivables Trust 2008-A

c/o Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, Delaware 19805

Attention: Corporate Trust Office

with a copy to:

World Omni Auto Receivables LLC

190 Jim Moran Boulevard

Deerfield Beach, Florida 33442

Attention: Cheryl Scully

Facsimile No.: 954-596-7312

(For all purposes).

(b)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A. All calculations by the Calculation Agent shall be made in good faith and through the exercise of the Calculation Agent’s commercially reasonable judgment. Upon the request of Party B, Party A shall provide Party B with such information as is reasonably necessary to enable Party B to confirm the accuracy of such calculations. If an Event of Default has occurred and is continuing with respect to which Party A is the Defaulting Party, then Party B shall be entitled to appoint a financial institution that would qualify as a Reference Market-maker to act as Calculation Agent, reasonably acceptable to Party A, the cost of which shall be borne by Party A.

(f)	Credit Support Document. Details of any Credit Support Document:

Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a “Credit Support Document”:

Party A: the 1994 ISDA Credit Support Annex and paragraph 13 thereto dated as of the date hereof and attached hereto (the “Credit Support Annex”), and any Eligible Guarantee.

Party B: The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A, the guarantor under any Eligible Guarantee.

Credit Support Provider means in relation to Party B, Not Applicable.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word, “non-”; and (ii) deleting the final paragraph.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) shall apply to all Transactions.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

(k)	Single Agreement. Section 1(c) of this Agreement is amended by the addition of the words “, any credit support annex from time to time entered into between Party A and Party B with respect to this Master Agreement” after the words “Master Agreement.”

(l)	Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

Part 5

Other Provisions

(a)	Litigation Representation. Each instance of the words “or any of its Affiliates” shall be deleted from Section 3(c).

(b)	Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period:

“or, in the case of financial statements, a fair presentation of the financial condition of the relevant party.”

(c)	Additional Representations. For purposes of Section 3, the following shall be added, immediately following paragraph (f) thereto:

(g)	It is an “eligible contract participant” within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended.

(h)	It has entered into this Agreement (including each Transaction) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(i)	It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(j)	It is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan as defined in Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.

In addition, each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into or amended, extended or otherwise modified) that:

Non-Reliance. (1) It is acting for its own account and has made its own independent decisions to enter into this Agreement and any Transaction hereunder and as to whether this Agreement and any Transaction hereunder is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary; (2) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Agreement or any Transaction hereunder, it being understood that information and explanations related to the terms and conditions of this Agreement and any Transaction hereunder shall not be considered investment advice or a recommendation to enter into this Agreement or any Transaction hereunder; (3) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of any Transaction hereunder; and (4) it is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understand and accepts, the terms, conditions and risks of that Transaction; and (5) it is capable of assuming, and assumes, the financial and other risks of that Transaction.

Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)	Gross-Up; Liability. Section 2(d)(i)(4) will not apply to Party B as X, and Section 2(d)(ii) will not apply to Party B as Y. Party A agrees that Party B will not in any circumstance be required to pay additional amounts in respect of any Indemnifiable Tax pursuant to Section 2(d)(i)(4) of this Agreement.

(e)	No Set-off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, all payments under this Agreement shall be made without set-off or counterclaim.

(f)	Recording of Conversations. Each party to this Agreement acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Agreement, whether by one or other or both of the parties or their agents, to the extent permitted by applicable law.

(g)	Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREUNDER.

(h)	ISDA Definitions. Except as otherwise defined in this Schedule or a Confirmation, this Agreement and each Swap Transaction are subject to the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the “2006 ISDA Definitions”), and will be governed in all relevant respects by the provisions set forth in the 2006 ISDA Definitions, without regard to any amendments to the 2006 ISDA Definitions subsequent to the date hereof. Any reference to a “Swap Transaction” in the 2006 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a Transaction in this Agreement or any Confirmation is deemed to be a reference to a Swap Transaction for purposes of the 2006 ISDA Definitions. The provisions of the 2006 ISDA Definitions are incorporated by reference in, and shall be deemed a part of, this Agreement and each Confirmation, as if set forth in full in this Agreement or that Confirmation. In the event of any inconsistency between the provisions of this Agreement and the 2006 ISDA Definitions, this Agreement will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Agreement, such Confirmation will prevail for the purpose of the relevant Swap Transaction.

(i)	Other Definitions. Capitalized terms used within this Agreement or in the Confirmation of the Transaction but not defined herein or therein or in the 2006 ISDA Definitions shall have the meanings assigned to such terms in Part I of Appendix A to the Sale and Servicing Agreement. For the avoidance of doubt, reference herein to a particular “Section” of this Agreement are references to the corresponding Sections of the Master Agreement.

(j)	No Amendment Without Satisfaction of Rating Agency Condition. Section 9(b) of this Agreement is hereby amended by adding the following at the end of such Section: “, and unless the Rating Agency Condition is satisfied prior to the effectiveness of such amendment.”

(k)	Transfers.

(i)	Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies (to the extent that each Rating Agency is rating the Notes) of such transfer, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of all its rights and obligations under this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution; provided that the resulting, surviving or transferee entity is an Eligible Replacement; (ii) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and (iii) Party A may transfer this Agreement to any Eligible Replacement, a “Transferee”) on at least five Business Days’ prior written notice to Party B; provided that, (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) Party A will be responsible for any costs or expenses incurred in connection with such transfer and (D) (I) the Transferee contracts with Party B on terms that (x) are identical to the terms of this Agreement in respect of any obligation (whether absolute or contingent) to make payment or delivery after the effective date of such transfer and (y) insofar as they do not relate to payment or delivery obligations, are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer and (II) unless such transfer is effected at a time when a Moody’s First Trigger Ratings Event has occurred and is continuing, Party B has determined that the condition in clause (I)(y) above is satisfied. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no transfer shall be made unless the transferring party obtains a written acknowledgment from S&P that, notwithstanding such transfer, the then-current ratings of the Notes will not be reduced or withdrawn.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from such obligations from and after the effective date of the transfer.

In addition, Party A may transfer this Agreement with prior written notice to Party B and S&P, to an Affiliate of Party A that (i) is an Eligible Replacement or that has furnished a guarantee, subject to the S&P Ratings Condition (as hereinafter defined), of the obligations under this Agreement from a guarantor that has credit ratings from S&P at least equal to the Second Trigger Ratings Threshold and (ii) as of the date of such transfer such Affiliate will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless such Affiliate will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; provided that satisfaction of the S&P Ratings Condition will be required unless such transfer is in connection with the assignment and assumption of this Agreement by such an Affiliate without modification of its terms, other than the following terms: party name, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a) are not modified) and any other representations regarding the status of such an Affiliate of the type included in Section (c) of this Part 5 and notice information (in which case, Party A shall provide written notice to S&P with respect thereto). The term “S&P Ratings Condition” shall mean prior written confirmation from S&P that a proposed action will not cause the downgrade or withdrawal of the then current ratings of any outstanding Notes.

(ii) If an Eligible Replacement has made a Firm Offer to be the transferee, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(iii) Section 7 is hereby amended by adding the following provision: “provided, however, that Party A consents to the pledge and assignment by Party B of Party B’s rights and interests hereunder pursuant to the Indenture.”

(l)	Non-Petition. Party A hereby agrees that it will not, prior to the date which is one year and one day or, if longer, the applicable preference period, after all Notes (as such term is defined in the Indenture) issued by Party B pursuant to the Indenture have been paid in full, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein shall prevent Party A from participating in any such proceeding once commenced. This provision will survive the termination of this Agreement.

(m)	Limitation of Liability. Notwithstanding anything contained herein to the contrary, in executing this Agreement (including the Schedule, Credit Support Annex and each Confirmation) on behalf of Party B, Deutsche Bank Trust Company Delaware (the “Owner Trustee”) is acting solely in its capacity as owner trustee of Party B and not in its individual capacity, and in no event shall the Owner Trustee, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the assets of Party B.

(n)	Party A’s Rights Solely Against Collateral. The liability of Party B to Party A hereunder is limited in recourse to the Collateral to the extent that the proceeds of the Collateral, when applied in accordance with the priority of payments set forth in Section 5.06 of the Sale and Servicing Agreement and the other applicable provisions of the Indenture and the Sale and Servicing Agreement, are insufficient to meet the obligations of Party B hereunder in full, Party B shall have no further liability in respect of any such outstanding obligations. It is understood that the foregoing provisions shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral in accordance with the Indenture (subject to the priority of payments set forth in the Indenture and the Sale and Servicing Agreement) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Collateral has been realized and the proceeds applied in accordance with the Indenture and the Sale and Servicing Agreement.

(o)	Delivery of Confirmations. Each Confirmation supplements, forms part of and will be read and construed as one with this Agreement.

(p)	Tax. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(q)	Rating Agency Notifications. Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Part 5(k)(ii) above) unless Moody’s has been given prior written notice of such amendment, designation or transfer.

(r)	Indenture. On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Indenture is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Indenture (or with any other person or entity) that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Indenture; that Party B’s obligations under this Agreement are secured under the Indenture; that this Agreement constitutes an Interest Rate Swap under the Indenture; that each Transaction entered into under this Agreement is an Interest Rate Swap under the Indenture; that Party A constitutes the Swap Counterparty under the Indenture; that nothing herein violates or conflicts with any of the provisions of the Indenture or any other documents executed in connection therewith.

(s)	Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Agreement shall not in any way be affected or impaired. In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable, the parties will negotiate in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions which will, as nearly as possible, give the originally intended legal and economic effect of the invalid, illegal or unenforceable provisions.

(t)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:-

“to another account in the same legal and tax jurisdiction as the original account”

(u)	Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(u) shall not constitute an Event of Default or a Termination Event.

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IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

WACHOVIA BANK, NATIONAL ASSOCIATION		WORLD OMNI AUTO RECEIVABLES TRUST 2008-A

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Kim V. Farr	By:	/s/ Irene Siegel
Name:	Kim V. Farr	Name:	Irene Siegel
Title:	Director	Title:	Attorney-in-fact
Date:		Date:

		By:	/s/ Irene Siegel
		Name:	Irene Siegel
		Title:	Attorney-in-fact
Date: